Exhibit 10.1

         AMENDMENT NO. 2 TO THE COPYTELE, INC. 2010 SHARE INCENTIVE PLAN

            By resolution of the Board of Directors of CopyTele, Inc. on August 29, 2012, the Board of Directors approved an amendment to the CopyTele, Inc. 2010 Share Incentive Plan to (a) increase the number of shares of Common Stock that may be issued thereunder from 27,000,000 to 30,000,000 and (b) to remove the requirement that the initial grant of options to purchase 60,000 shares to each Director Participant be pro rated based on the  number of full calendar months until the next Annual Meeting of Stockholders.